Exhibit 99

March 2012

Cabela's Credit Card Master Note Trust		CABMT 10-1	CABMT 10-2	CABMT 11-2	CABMT 11-4	CABMT 12-1
Deal Size		$300M	$250M	$300M	$300M	$500M
Expected Maturity		1/15/2015	9/15/2015	6/15/2016	10/17/2016	2/15/2017

Portfolio Yield		21.63%	21.63%	21.63%	21.63%	20.54%
Less: Base Rate		3.34%	3.31%	3.34%	3.10%	2.86%
Gross Charge-offs		2.50%	2.50%	2.50%	2.50%	2.25%

Excess Spread:	Mar 2012	15.79%	15.82%	15.79%	16.03%	15.43%
	Feb 2012	14.46%	14.38%	14.35%	14.58%	0.00%
	Jan 2012	13.20%	13.14%	13.11%	13.35%	0.00%

3 Month Average Excess Spread		14.48%	14.45%	14.42%	14.65%	15.43%

Delinquencies:	30 to 59 days	0.30%	0.30%	0.30%	0.30%	0.30%
	60 to 89 days	0.22%	0.22%	0.22%	0.22%	0.22%
	90+ days	0.23%	0.23%	0.23%	0.23%	0.23%
	Total	0.75%	0.75%	0.75%	0.75%	0.75%

Principal Payment Rate		42.71%	42.71%	42.71%	42.71%	42.71%

Total Payment Rate		44.49%	44.49%	44.49%	44.49%	44.49%

Month End Principal Receivables		$2,955,274,435	$2,955,274,435	$2,955,274,435	$2,955,274,435	$2,955,274,435